      As filed with the Securities and Exchange Commission on October 9, 1998
                                         Registration Statement No. 333-________
 ===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ---------------------------

                             BUSINESS OBJECTS S.A.
            (Exact name of Registrant as specified in its charter)

                          ---------------------------

      REPUBLIC OF FRANCE                                         NONE
      ------------------                                         ----
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification No.)


                 1 SQUARE CHAPTAL, LEVALLOIS-PERRET, FRANCE 92300
       (Address of Registrant's Principal Executive Offices) (Zip Code)

                          ---------------------------


          1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                         FRENCH EMPLOYEE SAVINGS PLAN
                          (Full titles of the Plans)

                          ---------------------------

                          CLIFTON THOMAS WEATHERFORD
                            CHIEF FINANCIAL OFFICER
                           BUSINESS OBJECTS AMERICAS
                               2870 ZANKER ROAD
                          SAN JOSE, CALIFORNIA 95134
                                (408) 953-6000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------------------

                                   COPY TO:
                            KENNETH M. SIEGEL, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                                (650) 493-9300

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                Proposed Maximum        Proposed Maximum          Amount of
        Title of Securities             Amount to be             Offering Price             Aggregate            Registration
        to be Registered                Registered                 Per Share             Offering Price              Fee
====================================================================================================================================

Ordinary Shares, nominal value
  one French franc per share (1)        165,000                      $6.59               $1,087,350.00(2)          $321.00
French Employee Savings Plan            135,000                      $6.59               $  889,650.00(3)          $263.00

-------------
(1) American Depository Shares evidenced by American Depository Receipts that are issuable upon deposit of the Ordinary Shares with The Bank of New York as Depository registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-83164).

(2) Estimated in accordance witH Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $6.59 per share (85% of $7.75, which was the average of the bid and ask closing price of the Registrant's American Depository Shares on October 7, 1998).

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the price at which the Ordinary Shares issuable pursuant to the French Employee Savings Plan may be purchased. The estimated purchase price for the Ordinary Shares to be registered is $6.59 per share (85% of $7.75, the average of the closing prices of the bid and ask closing price of the Registrant's American Depository Shares on October 7, 1998).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
----------------

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 165,000 shares of the Registrant's Ordinary Shares to be issued pursuant to the Registrant's 1995 International Employee Stock Purchase Plan (the "1995 Plan") and 135,000 shares to be issued under the French Employee Savings Plan (the "Savings Plan"). The Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission relating to the 1995 Plan (Commission File No. 333-42063) and the Savings Plan (Commission File No. 333-5672) are incorporated herein by reference.


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ---------------------------------------

        The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

        2. The Registrant's Report on Form 10-Q and Form 10-Q/A for the quarterly period ended March 31, 1998.

        3. The Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1998.

        4. The description of Registrant's Ordinary Shares, nominal value one French franc per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-24720).

        All documents subsequently filed by Registrant, and, to the extent provided therein, any further documents subsequently furnished by the Registrant (including Form 6-Ks), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.
        -------------------------

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

        None.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

        The Registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933 pursuant to a written agreement with each such director and officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

        Not applicable.


ITEM 8. INDEX TO EXHIBITS.
        -----------------

Exhibit
Number                       Description of Document
------- ------------------------------------------------------------------------

 3.1(1) Statuts or charter of the Registrant (English translation).

 4.1(2) Form of Deposit Agreement, dated as of May 8, 1996, among Business
        Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt and the form of side agreement).

 4.2    1995 International Employee Stock Purchase Plan, amended.

 4.3(3) French Employee Savings Plan.

 5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

23.1    Consent of Ernst & Young LLP, independent auditors.

23.2    Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in Exhibit
        5.1).

24.1    Powers of Attorney (included on signature page).
--------------
(1) Incorporated by Reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-42063).
(2) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-5542).
(3) Incorporated by Reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-5672).

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on October 8, 1998.

                                        BUSINESS OBJECTS S.A.

                                            /s/ Bernard Liautaud,
                                        By: ___________________________________
                                            Bernard Liautaud,
                                            Chairman, President and Chief
                                            Executive Officer

                               POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on October 8, 1998 by the following persons in the capacities indicated.

          SIGNATURE                         TITLE                    DATE
------------------------------ ------------------------------ ------------------

/s/ Bernard Liautaud           Chairman, President and Chief  October  8, 1998
------------------------------ Executive Officer (Principal
    BERNARD LIAUTAUD           Executive Officer)


/s/ Clifton Thomas Weatherford Chief Financial Officer        October  8, 1998
------------------------------ (Principal Accounting Officer)
  CLIFTON THOMAS WEATHERFORD   Authorized Representative in
                               the United States


/s/ Philippe Claude            Director                       October  8, 1998
------------------------------
      PHILIPPE CLAUDE


/s/ Arnold N. Silverman        Director                       October  8, 1998
------------------------------
     ARNOLD N. SILVERMAN


/s/ Albert Eisenstat           Director                       October  8, 1998
------------------------------
     ALBERT EISENSTAT

                               Index to Exhibits
                               -----------------

Exhibit
Number                       Description of Document
------- ------------------------------------------------------------------------

 3.1(1) Statuts or charter of the Registrant (English translation).

 4.1(2) Form of Deposit Agreement, dated as of May 8, 1996, among Business
        Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt and the form of side agreement).

 4.2    1995 International Employee Stock Purchase Plan, amended.

 4.3(3) French Employee Savings Plan

 5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

23.1    Consent of Ernst & Young LLP, independent auditors.

23.2    Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in Exhibit
        5.1).

24.1    Powers of Attorney (included on signature page).
--------------
(1) Incorporated by Reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-42063).
(2) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-5542).
(3) Incorporated by Reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-5672).